UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Eric Mosser, President and Interim Chief Executive Officer

On March 8, 2024, Eric Mosser, President and the Interim Chief Executive Officer of the Company, provided written notice to the Company’s Board of his resignation, effectively immediately. Mr. Mosser’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

On March 7, 2024, the Board appointed Nirajkumar Patel, the Company’s Chief Science and Regulatory Officer, as the Company’s Chief Executive Officer.

At this time, the Company has not entered into an employment agreement with Mr. Patel in connection with his appointment as Chief Executive Officer of the Company. Mr. Patel (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected to serve as Chief Executive Officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K, other than that have been disclosed in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2023 and (c) does not have any family relationship with any members of the Board or any executive officer of the Company

Appointment of Interim Chief Financial Officer

On March 7, 2024, the Board appointed Eric Morris as the Company’s Interim Chief Financial Officer, to serve in such capacity until a successor is duly appointed and approved by the Board.

At this time, there have been no changes to the Company’s employment agreement with Mr. Morris in connection with his appointment as Interim Chief Financial Officer of the Company. Mr. Morris (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected to serve as Interim Chief Financial Officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K, and (c) does not have any family relationship with any members of the Board or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer